SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT


 Pursuant to Section 13 or 15 (d) of the Securities Exchange
                         Act of 1934



Date of Report (Date of earliest event reported):  May 5, 1999


                      EMC CORPORATION
   (Exact name of registrant as specified in its charter)


Massachusetts                   1-9853               No. 04-2680009
________________________________________________________________________
(State or other jurisdiction   (Commission         (I.R.S. Employer
of incorporation)             File Number)         Identification No.)



35 Parkwood Drive, Hopkinton, MA                        01748
________________________________________________________________________
(Address of principal executive offices)               (zip code)







Registrant's telephone number, including area code: (508)435-1000


                               N/A
________________________________________________________________
Former Name or Former Address, if changed since last report)

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Item 5.  Other Events.

     At the Annual Meeting of Stockholders of EMC
Corporation (the "Company") held on May 5, 1999, the stockholders of the Company approved the proposal to increase the number of shares of authorized common stock, par value $.01 per share, of the Company ("Common Stock") from 750,000,000 to 3,000,000,000 shares. As a result of the approval of the increase in the number of shares of authorized Common Stock, the Company will now proceed with its previously announced 2 for 1 stock split of the Common
Stock, to be effected in the form of a 100% dividend (the
"Stock Split").  The record date for the Stock Split is May
14, 1999 and the distribution date is May 28, 1999.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EMC CORPORATION



                                   By:/s/Colin G. Patteson

                                      Colin G. Patteson
                                      Senior Vice President,
                                      Chief Administrative Officer
                                         and Treasurer


Date:     May 6, 1999